Exhibit 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Medical Resources, Inc. for the registration of 5,643,673 shares of its common stock and to the incorporation by reference therein of our reports dated February 21, 1995 with respect to the financial statements of Kik Kin, L.P. for the years ended December 31, 1994 and January 1, 1994.


/s/ DIXON, ODOM & CO., L.L.P.


July 29, 1996